UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on December 26, 2018 by FuelCell Energy, Inc. (the “Company”) , on December 21, 2018, the Company, through its indirect wholly-owned subsidiary FuelCell Energy Finance II, LLC (“Borrower”), entered into a Construction Loan Agreement (the “Loan Agreement”) with Generate Lending, LLC (“Lender”) pursuant to which Lender agreed (the “Commitment”) to make available to Borrower a credit facility in an aggregate principal amount of up to $100,000,000 and, subject to further Lender approval and available capital, up to $300,000,000 if requested by the Company (the “Facility”) to finance the manufacture, construction, installation, commissioning and start-up of a series of stationary fuel cell projects to be developed by the Company on behalf of Borrower during the thirty-six months from the date of the Loan Agreement.  In connection with the execution of the Loan Agreement by Lender and Borrower and concurrently therewith, Lender, Borrower and the Company entered into a Right to Finance Agreement, which gave the Lender an exclusive right, subject to certain exclusions and exceptions, to provide construction financing through the Facility to all of the Company’s stationary fuel cell projects and provided that, upon a breach of such exclusivity provision, Borrower would pay to Lender a cash amount equal to $650,000 (the “Liquidated Damages Amount”).

The initial drawdown under the Facility, paid at closing on December 21, 2018, was $10,000,000 as funding for the Company’s Bolthouse Farms 5.0 MW project in California. Pursuant to the terms of the Loan Agreement, Lender had an optional call right which, if exercised, was required to be noticed during the ten day period beginning on June 20, 2019 and ending on (and including) June 30, 2019. If Lender had delivered such notice, all of the Working Capital Loans  (as described in the Loan Agreement) (currently in an amount equal to $10,000,000), together with all accrued and unpaid interest thereon, would be due and payable in their entirety, without penalty or premium, prior to September 30, 2019.

On June 28, 2019, Borrower, Lender, and various project company guarantors entered into the First Amendment to the Loan Agreement (the “Loan Agreement Amendment”).  Under the Loan Agreement Amendment, the optional call right (described above and in the original Loan Agreement) has been modified to give Lender the right to issue a notice to Borrower that Lender is terminating the Commitment and that all Working Capital Loans, together with all accrued and unpaid interest thereon, are due and payable in their entirety, without penalty or premium on September 30, 2019.  Such notice shall be issued by Lender, if at all, during the ten day period beginning on August 1, 2019 and ending on (and including) August 11, 2019.  Concurrently with the execution of the Loan Agreement Amendment, the Company, Borrower and Lender entered into the First Amendment to the Right to Finance Agreement, which provides that, if Lender exercises its right to terminate the Commitment and require repayment of the Working Capital Loans, the Right to Finance Agreement (as amended) will terminate as of August 11, 2019. In addition, in the First Amendment to the Right to Finance Agreement, the provision requiring the payment of the Liquidated Damages Amount (as described above) was deleted in its entirety.

A copy of the Loan Agreement Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Loan Agreement Amendment is qualified in its entirety by reference to Exhibit 10.1. A copy of the First Amendment to the Right to Finance Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the material terms of the First Amendment to the Right to Finance Agreement is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01.Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being furnished herewith.
Exhibit No.	Description

10.1	First Amendment to Construction Loan Agreement dated as of June 28, 2019 by and among FuelCell Energy Finance II, LLC and Generate Lending, LLC.

10.2	First Amendment to Right to Finance Agreement dated as of June 28, 2019 by and among FuelCell Energy, Inc., FuelCell Energy Finance II, LLC and Generate Lending, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 3, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer